Exhibit 5.2

[Letterhead of Drinker Biddle & Reath LLP]

September 12, 2014

Enstar Group Limited

P.O. Box HM 2267

Windsor Place, 3rd Floor

22 Queen Street

Hamilton HM JX

Bermuda

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as U.S. counsel to Enstar Group Limited, a Bermuda exempted company (the “Company”), in connection with the preparation of an automatic shelf registration statement on Form S-3 (the “Registration Statement”), and the filing of the Registration Statement with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the issuance and sale from time to time by the Company, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act, of senior debt securities of the Company (the “Securities”), which may be issued in one or more series, to be issued pursuant to an indenture between the Company and an indenture trustee substantially in the form being filed with the Registration Statement, as may be supplemented by a supplemental indenture specifying the terms of such series (the “Indenture”). This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In this capacity, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the form of indenture, resolutions of the board of directors of the Company and such other documents and corporate records relating to the Company and the issuance and sale of the Securities as we have deemed appropriate. We have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters.

In all cases, we have assumed the legal capacity of each natural person signing any of the documents and corporate records examined by us, the genuineness of signatures, the authenticity of documents submitted to us as originals, the conformity to authentic original documents of documents submitted to us as copies and the accuracy and completeness of all corporate records and other information made available to us by the Company.

Enstar Group Limited

September 12, 2014

On the basis of the foregoing and subject to the qualifications and assumptions expressed below, we are of the opinion that:

When (a) the issuance, execution and delivery by the Company of the Indenture and related Securities shall have been duly approved by all necessary action on the part of the Company, (b) the Indenture shall have been duly executed and delivered by the Company and duly authorized, executed and delivered by the trustee of such Indenture, (c) the terms of the Securities and their issue and sale shall have been duly established in conformity with the Indenture so as not to violate any applicable law or agreement or instrument then binding on the Company, and (d) the Securities shall have been duly executed and authenticated in accordance with the terms of the Indenture and issued, delivered and paid for as contemplated in the Registration Statement and the applicable supplement to the prospectus included in the Registration Statement, the Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other laws now or hereafter in effect affecting creditors’ rights generally and (ii) general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness), whether considered in a proceeding in equity or at law.

The opinion above is qualified to the extent the enforcement of any Securities denominated in a currency other than United States dollars may be limited by requirements that a claim (or a foreign currency judgment in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law.

For the purposes of this opinion letter, we have assumed that, at the time of the issuance, sale and delivery of each series of Securities: (i) the effectiveness of the Registration Statement shall not have been terminated or rescinded; (ii) any Securities being offered will be issued and sold as contemplated in the Registration Statement or the prospectus supplement relating thereto; (iii) the Company is validly existing under the laws of Bermuda, (iv) the execution, delivery and performance by the Company of the Indenture (including any necessary supplement to the Indenture), and all actions necessary for the issuance of the Securities and the form and terms thereof will be duly authorized by all necessary action (corporate or otherwise) and will not (a) contravene the Company’s Memorandum of Association, the Company’s Bye-Laws, each as currently in effect, (b) violate any law, rule or regulation applicable to the Company, or (c) result in any conflict with or breach of any agreement or document binding on the Company; (iv) no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due

Enstar Group Limited

September 12, 2014

execution, delivery or performance by the Company of the Indenture or the issuance of the Securities, and if any such authorization, approval, consent, action, notice or filing is required, it has been or will be duly obtained, taken, given or made and is or will be in full force and effect; (v) the authorization thereof by the Company will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character or enforceability thereof; (vi) in the case of the issue of a series of Securities, the Indenture will not have been modified or amended (other than by a necessary supplemental indenture as referred to above); and (vii) the Company’s Memorandum of Association and Bye-Laws, each as currently in effect, will not have been modified or amended and will be in full force and effect. We have further assumed that the Indenture and any supplemental indenture thereto will be duly authorized, executed and delivered by the Trustee and in substantially the form reviewed by us, and that any Securities that may be issued will be manually authenticated, signed or countersigned, as the case may be, by duly authorized officers of the Trustee, and that each of the Indenture, any supplemental indenture thereto and the Securities will be governed by the laws of the State of New York.

This opinion letter is limited to the laws of the State of New York. We express no opinion concerning the laws of any jurisdiction other than the laws of the State of New York, including, without limitation, Bermuda, or to the municipal laws or the laws, rules or regulations of any local agencies or governmental authorities of or within the State of New York, or as to any matters arising thereunder or relating thereto.

The opinions set forth herein are given as of the date hereof, and we undertake no obligation to update or supplement this letter if any applicable law changes after the date hereof or if we become aware of any fact or other circumstances that changes or may change any opinion set forth herein after the date hereof or for any other reason.

We hereby consent to the reference to our firm under the caption “Legal Matters” in the prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we come within the categories of persons whose consent is required under Section 7 of the Securities Act or under the rules and regulations of the Commission issued thereunder.

Very truly yours,

/s/ Drinker Biddle & Reath LLP